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                                                                  Exhibit (a)(2)

                             ARTICLES SUPPLEMENTARY

                       SMITH BARNEY INVESTMENT FUNDS INC.

     Smith Barney Investment Funds Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is authorized to issue ten billion shares of capital stock, par value $.001 per share (the "Capital Stock"), with an aggregate par value of $10,000,000. These Articles Supplementary do not increase the total authorized Capital Stock of the Corporation or the aggregate par value thereof.

     SECOND: Under a power contained in the charter of the Corporation (the "Charter"), the Board of Directors, or a duly authorized committee thereof, by duly adopted resolutions, has reclassified and redesignated 750 million of the unissued shares of Capital Stock heretofore classified and designated to the Class A Common Stock, Class B Common Stock, Class L Common Stock, Class Y Common Stock and Class Z Common Stock of the Smith Barney Peachtree Growth Fund and 250 million of the unissued shares of Capital Stock heretofore classified and designated to the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock of the Smith Barney Group Spectrum Fund as one billion shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock of the Smith Barney Multiple Discipline Funds--Balanced All Cap Growth and Value Fund of the Corporation. The Corporation shall be authorized to issue up to one billion shares of each of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock of the Smith Barney Multiple Discipline Funds--Balanced All Cap Growth and Value Fund less, at any time, the total number of shares of all such other classes of Capital Stock of the Smith Barney Multiple Discipline Funds--Balanced All Cap Growth and Value Fund then issued and outstanding. Without limiting the number of shares of any other class or series of Capital Stock the Corporation is authorized to issue, at no time may the Corporation cause to be issued and outstanding more than one billion shares of the Capital Stock of all such classes of the Smith Barney Multiple Discipline Funds--Balanced All Cap Growth and Value Fund in the aggregate unless such number be hereafter increased in accordance with Maryland General Corporation Law.

     THIRD: The shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock of the Smith Barney Multiple Discipline Funds--Balanced All Cap Growth and Value Fund of the Corporation classified and designated hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article SEVENTH of the Corporation's Articles of Restatement and shall be subject to all provisions of its Charter relating to stock of the Corporation generally, and those set forth as follows:

     (1) The assets belonging to the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock of the Smith Barney Multiple

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Discipline Funds--Balanced All Cap Growth and Value Fund shall be invested in the same investment portfolio of the Corporation.

     (2) The dividends and distributions of investment income and capital gains with respect to each such class of Capital Stock of the Smith Barney Multiple Discipline Funds--Balanced All Cap Growth and Value Fund shall be in such amounts as may be authorized by the Board of Directors and declared by the Corporation from time to time, and such dividends and distributions may vary from dividends and distributions with respect to each other class of Capital Stock of the Smith Barney Multiple Discipline Funds--Balanced All Cap Growth and Value Fund to reflect differing allocations of the expenses of the Fund among the holders of each such class and any resultant differences among the net asset values per share of each such class, to such extent and for such purposes as the Board of Directors may deem appropriate.

     (3) The allocation of investment income, realized and unrealized capital gains and losses, expenses and liabilities of the Corporation among the said classes of Capital Stock of the Smith Barney Multiple Discipline Funds--Balanced All Cap Growth and Value Fund and any other class of the Corporation's Capital Stock and the determination of their respective net asset values and rights upon liquidation or dissolution of the Corporation shall be determined conclusively by the Board of Directors in a manner that is consistent with Rule 18f-3 of the Investment Company Act of 1940, as amended (the "Investment Company Act") and any existing or future amendment to such rule or any rule of interpretation under the Investment Company Act that modifies, is an authorized alternative to, or supersedes such rule (the "Rule").

     (4) The proceeds of the redemption of the shares of any class of Capital Stock of the Smith Barney Multiple Discipline Funds--Balanced All Cap Growth and Value Fund shall be reduced by the amount of any contingent deferred sales charge, liquidation charge, or other charge (which charges may vary among the classes) payable on such redemption pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act and applicable rules and regulations of NASD Inc. ("NASD").

     (5) At such times as may be determined by or at the direction of the Board of Directors in accordance with the Rule, the Investment Company Act and applicable rules and regulations of the NASD and reflected in the registration statement relating to the Smith Barney Multiple Discipline Funds--Balanced All Cap Growth and Value Fund, shares of a particular class of Capital Stock of the Smith Barney Multiple Discipline Funds--Balanced All Cap Growth and Value Fund may be automatically converted into shares of another class of Capital Stock of the Smith Barney Multiple Discipline Funds--Balanced All Cap Growth and Value Fund based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by or at the direction of the Board of Directors and reflected in the registration statement relating to the Smith Barney Multiple Discipline Funds--Balanced All Cap Growth and Value Fund as aforesaid.

     (6) To the extent permitted by Maryland law and the Investment Company Act and in accordance with the Corporation's registration statement with respect to Smith Barney Multiple Discipline Funds--Balanced All Cap Growth and Value Fund, the Corporation may, hereafter, without any vote of the stockholders of the Smith Barney Multiple Discipline Funds--Balanced All Cap Growth and Value Fund (or any other stockholders' vote), transfer the

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assets belonging to the classes invested in the Smith Barney Multiple Discipline
Funds--Balanced All Cap Growth and Value Fund to another investment company with respect to a restructuring of the Smith Barney Multiple Discipline Funds--Balanced All Cap Growth and Value Fund into a master/feeder fund relationship. To the extent permitted by Maryland law, any such transfer shall be construed as being in the ordinary course of the Corporation's business.

     FOURTH: Following the reclassification and redesignation of the unissued shares of the Corporation set forth above, the stock of the Corporation is classified as follows:

----------------------------------------------------------------------------------------------------------------------
Government            1.0 billion     Class A       Class B      Class C       Class Y      Class Z       Class 1
Securities                            Common        Common       Common        Common       Common        Common
Fund                                  Stock         Stock        Stock         Stock        Stock         Stock
----------------------------------------------------------------------------------------------------------------------
Investment Grade      1.0 billion     Class A       Class B      Class C       Class Y      Class Z
Bond                                  Common        Common       Common        Common       Common
Fund                                  Stock         Stock        Stock         Stock        Stock
----------------------------------------------------------------------------------------------------------------------
Special               50 million      Class A       Class B      Class L       Class Y      Class Z
Equities Fund                         Common        Common       Common        Common       Common
                                      Stock         Stock        Stock         Stock        Stock
----------------------------------------------------------------------------------------------------------------------
Smith Barney          500 million     Class A       Class B      Class C       Class Y      Class Z
Group                                 Common        Common       Common        Common       Common
Spectrum                              Stock         Stock        Stock         Stock        Stock
Fund
----------------------------------------------------------------------------------------------------------------------
Smith Barney          550 million     Class A       Class B      Class C       Class Y      Class Z
Hansberger Global                     Common        Common       Common        Common       Common
Value Fund                            Stock         Stock        Stock         Stock        Stock
----------------------------------------------------------------------------------------------------------------------
Smith Barney Small    1.0 billion     Class A       Class B      Class C       Class Y      Class Z
Cap Value Fund                        Common        Common       Common        Common       Common
                                      Stock         Stock        Stock         Stock        Stock
----------------------------------------------------------------------------------------------------------------------
Smith Barney Small    1.0 billion     Class A       Class B      Class C       Class Y      Class Z       Class 1
Cap Growth Fund                       Common        Common       Common        Common       Common        Common
                                      Stock         Stock        Stock         Stock        Stock         Stock
----------------------------------------------------------------------------------------------------------------------

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
----------------------------------------------------------------------------------------------------------------------
Smith Barney          1.5 billion     Class A       Class B      Class C       Class Y      Class Z
Multiple Discipline                   Common        Common       Common        Common       Common
Funds--Large Cap                      Stock         Stock        Stock         Stock        Stock
Growth and Value
Fund
----------------------------------------------------------------------------------------------------------------------
Smith Barney          1.2 billion     Class A       Class B      Class C       Class Y      Class Z
Multiple Discipline                   Common        Common       Common        Common       Common
Funds--All Cap                        Stock         Stock        Stock         Stock        Stock
Growth and Value
Fund
----------------------------------------------------------------------------------------------------------------------
Smith Barney          1.2 billion     Class A       Class B      Class C       Class Y      Class Z
Multiple Discipline                   Common        Common       Common        Common       Common
Funds--Global All                     Stock         Stock        Stock         Stock        Stock
Cap Growth and
Value Fund
----------------------------------------------------------------------------------------------------------------------
Smith Barney          1.0 billion     Class A       Class B      Class C       Class Y
Multiple Discipline                   Common        Common       Common        Common
Funds--Balanced All                   Stock         Stock        Stock         Stock
Cap Growth and
Value Fund
----------------------------------------------------------------------------------------------------------------------

     The undersigned Chairman, President and Chief Executive Officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under penalties for perjury.

                                     - 4 -

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     IN WITNESS WHEREOF, Smith Barney Investment Funds Inc. has caused these
Articles Supplementary to be signed on its behalf by its Chairman, President and Chief Executive Officer and witnessed by its Assistant Secretary as of July 15, 2004.

                         SMITH BARNEY INVESTMENT FUNDS INC.



                        By: s/R. Jay Gerken
                            ---------------
                            R. Jay Gerken
                            Chairman of the Board, President and Chief Executive Officer

WITNESS:

By: s/Harris Goldblat
    -----------------
    Harris Goldblat
    Assistant Secretary

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